SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

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Fidelity National Information Solutions and Factual Data Corp Announce Merger Agreement

SANTA BARBARA, Calif. and LOVELAND, Colo., July 24 — Fidelity National Information Solutions, Inc. (Nasdaq: FNIS), the nation’s most comprehensive source for real estate-related data, technology solutions and services, and Factual Data Corp. (Nasdaq: FDCC), a provider of a wide range of customized information to businesses, primarily the mortgage and consumer lending industries, today announced the signing of a Merger Agreement under which FNIS will acquire FDCC. On May 16, 2002, the companies previously announced the signing of a Letter of Intent (LOI) where FNIS would acquire FDCC.

Under the terms of the Merger Agreement, FDCC will become a wholly owned subsidiary of FNIS and the stockholders of FDCC will receive the equivalent of $13.75 per FDCC common share. Each share of FDCC common stock will be exchanged for a maximum of $10.3125 in FNIS common stock and a minimum of $3.4375 in cash. At its option, FNIS can elect to incrementally increase the cash consideration up to $6.875 per FDCC common share or pay all cash.

Closing of the transaction is subject to several conditions, including the completion of due diligence by both parties, FDCC stockholder approval, certain third party consents and other customary closing conditions. FNIS retains the right to terminate the Merger Agreement if its average stock price is below $25 during a determination period immediately preceding the closing of the transaction. Principal shareholders that beneficially own more than 50 percent of the outstanding FDCC shares have entered into agreements to vote in favor of the merger. The parties expect the transaction to close in the fourth quarter of 2002.

Fidelity National Information Solutions, Inc. (Nasdaq: FNIS) provides data, technology solutions and services to lenders, REALTORS® and other participants in the real estate industry. The data segment targets the information needs of lenders, originators, REALTORS® and residential loan servicers and provides the data solutions that these mortgage professionals require in selling homes and underwriting mortgage loans. The solutions division provides technology products and services for REALTORS®, brokers and other participants in the real estate process. FNIS is the nation’s largest provider of Multiple Listing Services (MLS) systems and also supplies tools that allow REALTORS® and brokers to improve efficiency, lower costs, reduce risks and better manage and operate their businesses. The services segment adds value by combining manual intervention, outsourcing or process improvement with one or more of our data and/or solutions components. They can range in scope from improving a single process to providing complete outsourcing capabilities.

FNIS is a majority-owned subsidiary of Fidelity National Financial, Inc. (NYSE: FNF), a Fortune 500 and Forbes 500 Company and the nation’s largest title insurance and diversified real estate related services company. FNF’s title insurance underwriters — Fidelity National Title, Chicago Title, Ticor Title, Security Union Title and Alamo Title — together issue approximately 30 percent of all title insurance policies nationally. The company provides title insurance in 49 states, the District of Columbia, Guam, Mexico, Puerto Rico, the U.S. Virgin Islands and Canada.

Factual Data Corp. provides a wide range of customized information services to businesses across the United States that assist them in making critical decisions, such as determining whether to make a mortgage or other loan, offer employment, accept new tenants, or enter into a business relationship. Factual Data specializes in providing customized mortgage credit reports and other mortgage related services, consumer credit reports, employment screening, resident screening, and commercial credit reports. Factual Data’s customers include mortgage lenders and independent mortgage brokers, consumer lenders, employers, property managers, and other business customers desiring information regarding creditworthiness and other matters. Factual Data is an industry leader in delivering its service offerings over the Internet and in utilizing technology and customer service to provide its services with the speed, reliability, accuracy and customization that industry participants increasingly demand. Factual Data markets its services through its website, www.factualdata.com, and nationally through offices located in major metropolitan areas. Factual Data’s common stock trades on the Nasdaq National Market® under the symbol “FDCC.” For more information visit www.factualdata.com.

In connection with the proposed transaction, FNIS and FDCC will file a registration statement and a proxy statement with the Securities and Exchange Commission. INVESTORS AND SHAREHOLDERS ARE ADVISED TO READ THESE AND ALL RELATED DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a free copy of the registration statement, prospectus, proxy statement, and related documents when they become available from the Securities and Exchange Commission’s web site at http://www.sec.gov. Free copies of these documents may also be obtained from Factual Data Corp. by directing a request to Factual Data Corp. Investors Relations, 5200 Hahns Peak Drive, Loveland, Colorado 80538, or from FNIS by directing a request to Fidelity National Information Solutions, Inc. Investor Relations, 4050 Calle Real, Santa Barbara, California, 93110.

Factual Data Corp. and its directors may be deemed to be participants in the solicitation of proxies from Factual Data Corp. stockholders to approve the merger. Some of the directors of Factual Data Corp. have an interest in the merger that may differ from or may be in addition to the interests of Factual Data Corp. stockholders generally. Those interests, which will be described in greater detail in the proxy statement with respect to the merger, include the interests of the directors in the equity common stock of Factual Data Corp. and potential employment relationships of some directors with FNIS. This press release contains statements related to future events and expectations and, as such, constitutes forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of FNIS or FDCC to be different from those expressed or implied above. The companies expressly disclaim any duty to update or revise forward-looking statements. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, the effect of governmental regulations, the economy, competition and other risks detailed from time to time in FNIS’ and FDCC’s Forms 10-K and other reports and filings with the Securities and Exchange Commission.

SOURCE: Fidelity National Information Solutions, Inc.; Factual Data Corp.